Exhibit 99.1

GREEN BRICK PARTNERS, INC. REPORTS PRELIMINARY FOURTH QUARTER AND FULL YEAR 2015 RESULTS
Fiscal Year Revenue of $291.1 million, up 18.3%; Fourth Quarter Revenue of $85.5 million, up 26.5%;
Full Year Pre-Tax Income of $24.4 million; Fourth Quarter Pre-Tax Income of $7.6 million;
Full Year Basic Adjusted EPS of $0.61; Fourth Quarter Basic Adjusted EPS of $0.16;
Announces Share Repurchase Program

PLANO, Texas, March 10, 2016 — Green Brick Partners, Inc. (NASDAQ: GRBK) (“we,” “Green Brick” or the “Company”), today reported preliminary results for its fourth quarter and full year ended December 31, 2015.

Results for the Fourth Quarter Ended December 31, 2015 (Unaudited):

•
For the three months ended December 31, 2015, the Company expects revenue of $85.5 million, gross profit of $18.4 million, and pre-tax income of $7.6 million, compared to revenue of $67.6 million, gross profit of $15.2 million, and pre-tax income of $6.4 million for the three months ended December 31, 2014, increases of 26.5%, 21.3%, and 19.7%, respectively.

•
Builder operations revenue for the three months ended December 31, 2015 is expected to be $75.1 million, an increase of 33.9%, compared to $56.1 million for the three months ended December 31, 2014. Land development revenue for the three months ended December 31, 2015 is expected to be $10.4 million compared to $11.5 million for the three months ended December 31, 2014. The decrease in land development revenue is due primarily to an increase in lot sales to Green Brick’s builders where revenue is not recognized until the house closing.

•
Basic adjusted net income attributable to Green Brick per common share (“Adjusted EPS”) for the three months ended December 31, 2015 is expected to be $0.16, an increase of 23.1% compared to $0.13 for the three months ended December 31, 2014. See “Reconciliation of Non-GAAP Financial Measures.”

Results for the Year Ended December 31, 2015 (Unaudited):

•	For the year ended December 31, 2015, the Company expects revenue of $291.1 million, gross profit of $67.5 million, and pre-tax income of $24.4 million.

•
Builder operations revenue for the year ended December 31, 2015 is expected to be $254.3 million, an increase of 26.7%, compared to $200.7 million for the year ended December 31, 2014. Land development revenue for the year ended December 31, 2015 is expected to be $36.9 million compared to $45.5 million for the year ended December 31, 2014. The decrease in land development revenue is due primarily to an increase in lot sales to Green Brick’s builders where revenue is not recognized until the house closing.

•
The dollar value of backlog units as of December 31, 2015 is expected to be $88.1 million, an increase of 12.2% compared to December 31, 2014. The average sales price of homes in backlog increased approximately $62,600, or 16.7%, to $438,500 for the year ended December 31, 2015, compared to $375,847 for the year ended December 31, 2014. Homes under construction increased approximately 9.5% to 507 as of December 31, 2015, compared to 463 as of December 31, 2014.

•	The Company increased homebuilding starts by approximately 8.2% to 699 units during the year ended December 31, 2015, from 646 units for the year ended December 31, 2014.

•	Basic Adjusted EPS for the year ended December 31, 2015 is expected to be $0.61. See “Reconciliation of Non-GAAP Financial Measures.”

“We had a very good fourth quarter with building revenues up 34% from the prior year period and a record pre-tax net income. Even after that strong closing performance, we continue to be encouraged headed into 2016 with our backlog still 12% larger than 2015,” said James R. Brickman, Green Brick's Chief Executive Officer. “As our new communities continue opening this year, we expect to see continued improvement in our top and bottom line. At the end of 2015, we also purchased land for two large communities in Dallas for a total of about 800 home sites that we expect will be highly accretive to earnings in 2017 and beyond. Finally, we achieved these results having the lowest leverage of any public builder which gives us tremendous operating flexibility and the ability to be opportunistic.”

Share Repurchase Program
During March 2016, the Company’s Board of Directors has authorized a share repurchase program of up to 1,000,000 shares of the Company’s common stock through 2017. The timing, volume and nature of share repurchases will be at the discretion of management and dependent on market conditions, corporate and regulatory requirements and other factors, and may be suspended or discontinued at any time. The authorized repurchases will be made from time to time in the open market, through block trades or in privately negotiated transactions. No assurance can be given that any particular amount of common stock will be repurchased. All or part of the repurchases may be implemented under a Rule 10b5-1 trading plan, which would allow repurchases under pre-set terms at times when the Company might otherwise be prevented from doing so under insider trading laws or because of self-imposed blackout periods. This repurchase program may be modified, extended or terminated by the Board of Directors at any time. The Company intends to finance the repurchases with available cash.

Earnings Conference Call:
We will host our earnings conference call to discuss our unaudited fourth quarter and the year ended December 31, 2015 at 12:00 p.m. Eastern Time on Friday, March 11, 2016. The call can be accessed by dialing 800-374-0137 for domestic participants or 904-685-8013 for international participants. Participants should reference conference ID code 49742269. A replay of the call will be available from approximately 3:00 p.m. Eastern Time on March 11, 2016 through 11:59 p.m. Eastern Time on March 18, 2016. To access the replay, the domestic dial-in number is 855-859-2056, the international dial-in number is 404-537-3406 and the conference ID code is 49742269.

Explanatory Note Regarding Historical Results:
Results for periods prior to the completion of the Company’s acquisition of JBGL Builder Finance LLC and its consolidated subsidiaries and affiliated companies (collectively, “Builder Finance”), and JBGL Capital Companies (“Capital”), a combined group of commonly managed limited liability companies and partnerships (collectively with Builder Finance, “JBGL”) on October 27, 2014 (the “Transaction”) are JBGL’s historical results, as the Transaction is reflected as a “reverse recapitalization.”

Reclassifications:
Depreciation of model home furnishings for the three months and year ended December 31, 2014 has been reclassified from depreciation and amortization expense, which is included in other income, net in the consolidated statements of income to cost of residential units to conform to the current year presentation.

Reconciliation of Non-GAAP Financial Measures:
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Due to the tax effects of the Transaction on October 27, 2014, net income attributable to Green Brick per share for the three months and year ended December 31, 2015 is not comparable to net income attributable to Green Brick per share for the three months and year ended December 31, 2014. Furthermore, the weighted average shares outstanding for the year ended December 31, 2014 (which only reflects the effects of the rights offering conducted as part of the Transaction during the three months ended December 31, 2014) is not indicative of the Company’s future weighted average shares outstanding.

Form 10-K:
The unaudited results are based on management’s review of operations for the fourth quarter and year ended December 31, 2015, and remain subject to change. Due to the Company’s transition from being a “smaller reporting company” to an “accelerated filer”, the Company has not finished its internal control testing or the evaluation of its compliance and reporting processes and, accordingly, the audit of its financial information is still in process. As of the date hereof, the Company anticipates it will file a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission in order to extend the filing deadline for the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 from March 15, 2016 to March 30, 2016.

GREEN BRICK PARTNERS, INC.
UNAUDITED CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Sale of residential units	$75,072	$56,064	$254,267	$200,650
Sale of land and lots	10,436	11,510	36,878	45,452
Total revenues	85,508	67,574	291,145	246,102
Cost of residential units	59,098	43,668	196,529	149,809
Cost of land and lots	8,030	8,753	27,125	34,082
Total cost of sales	67,128	52,421	223,654	183,891
Total gross profit	$18,380	$15,153	$67,491	$62,211

Net income	$7,067	$34,319	$25,545	$61,062
Less: net income attributable to noncontrolling interests	2,374	2,746	10,220	11,036
Net income attributable to Green Brick Partners, Inc.	$4,693	$31,573	$15,325	$50,026

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$0.07	$1.24	$0.38	$3.40
Diluted	$0.07	$1.24	$0.38	$3.40
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	48,802	25,407	40,068	14,712
Diluted	48,815	25,407	40,099	14,712

GREEN BRICK PARTNERS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

	Three Months Ended				Years Ended
	December 31,		Increase (Decrease)		December 31,		Increase (Decrease)
New Homes Delivered and Home Sales Revenue	2015	2014	Change	%	2015	2014	Change	%
New homes delivered	194	164	30	18.3%	655	587	68	11.6%
Home sales revenue ($ in thousands)	$75,072	$56,064	$19,008	33.9%	$254,267	$200,650	$53,617	26.7%
Average sales price of home delivered	$386,969	$341,854	$45,115	13.2%	$388,194	$341,823	$46,371	13.6%

	Three Months Ended				Years Ended
	December 31,		Increase (Decrease)		December 31,		Increase (Decrease)
Land and Lots Sales Revenue	2015	2014	Change	%	2015	2014	Change	%
Land and lots sold	84	107	(23)	(21.5)%	323	449	(126)	(28.1)%
Land and lots sales revenue ($ in thousands)	$10,436	$11,510	$(1,074)	(9.3)%	$36,878	$45,452	$(8,574)	(18.9)%
Average sales price of land and lots sold	$124,238	$107,570	$16,668	15.5%	$114,173	$101,229	$12,944	12.8%

	Three Months Ended				Years Ended
	December 31,		Increase (Decrease)		December 31,		Increase (Decrease)
New Home Orders & Backlog	2015	2014	Change	%	2015	2014	Change	%
Net new home orders	160	118	42	35.6%	647	601	46	7.7%
Average selling communities	43	30	13	43.3%	41	30	11	36.7%
Selling communities at end of period	43	33	10	30.3%	43	33	10	30.3%
Backlog ($ in thousands)					$88,136	$78,552	$9,584	12.2%
Backlog (units)					201	209	(8)	(3.8)%
Average sales price of backlog					$438,488	$375,847	$62,641	16.7%

The following table calculates the non-GAAP measure of Adjusted EPS for the three months and the year ended December 31, 2015 and December 31, 2014 and reconciles these amounts to net income attributable to Green Brick, as reported and prepared in accordance with GAAP. Adjusted EPS for the three months and year ended December 31, 2015 and December 31, 2014 means pre-tax income for the period presented divided by the weighted average number of common shares outstanding for the three months and year ended December 31, 2015. Pre-tax income represents net income attributable to Green Brick for the period excluding provision for income taxes attributable to Green Brick.

	Three Months Ended		Years Ended
(Unaudited, in thousands, except per share amounts):	December 31,		December 31,
	2015	2014	2015	2014
Basic Adjusted EPS
Net income attributable to Green Brick —basic	$4,693	$31,573	$15,325	$50,026
Income tax provision (benefit) attributable to Green Brick	$2,916	$(25,214)	$9,058	$(24,912)
Pre-tax income	$7,609	$6,359	$24,383	$25,114
Adjusted weighted-average number of shares outstanding —basic	48,802	48,802	40,068	40,068
Basic Adjusted EPS	$0.16	$0.13	$0.61	$0.63
Diluted Adjusted EPS
Net income attributable to Green Brick —diluted	$4,693	$31,573	$15,325	$50,026
Income tax provision (benefit) attributable to Green Brick	$2,916	$(25,214)	$9,058	$(24,912)
Pre-tax income	$7,609	$6,359	$24,383	$25,114
Adjusted weighted-average number of shares outstanding —diluted	48,815	48,815	40,099	40,099
Diluted Adjusted EPS	$0.16	$0.13	$0.61	$0.63

The following table calculates the non-GAAP measure of Adjusted Homebuilding Gross Margin for the three months and the year ended December 31, 2015 and December 31, 2014 and reconciles these amounts to homebuilding gross margin, as reported and prepared in accordance with GAAP.

(Unaudited, in thousands):	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Homebuilding gross margin	$15,974	$12,396	$57,738	$50,841
Add back: capitalized interest charged to cost of sales	$1,432	$—	$3,747	$105
Adjusted Homebuilding Gross Margin	$17,406	$12,396	$61,485	$50,946

About Green Brick Partners, Inc.:
Green Brick Partners, Inc. (NASDAQ: GRBK) is a uniquely structured company that combines residential land development and homebuilding. The Company acquires and develops land, provides land and construction financing to its controlled builders and participates in the profits of its controlled builders. The Company owns a controlling interest in four homebuilding companies in Dallas, Texas (CB JENI Homes DFW LLC, Normandy Homes (a division of CB JENI), Southgate Homes DFW LLC, and Centre Living Homes, LLC), as well as a leading homebuilder in Atlanta, Georgia (The Providence Group of Georgia, L.L.C.). The Company is engaged in all aspects of the homebuilding process, including land acquisition and the development, entitlements, design, construction, marketing and sales and the creation of brand images at its residential neighborhoods and master planned communities. For more information about Green Brick Partners, Inc.’s homebuilding partners go to www.greenbrickpartners.com/building-partners.html.

Forward-Looking and Cautionary Statements
Any statements in this press release about Green Brick’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “outlook,” “strategy,” “positioned,” “intends,” “plans,” “believes,” “projects,” “estimates” and similar expressions, as well as statements in the future tense. These statements are based on assumptions that Green Brick has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Accordingly, all such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; demand for real estate investments in the geographic markets in which we operate; significant inflation or deflation; labor and raw material shortages; the failure to recruit, retain and develop highly skilled and competent employees; an inability to acquire land suitable for residential homebuilding at reasonable prices; an inability to develop and sell communities successfully or within expected timeframes; risks related to regulatory approvals and government regulation; the interpretation of or changes to tax, labor and environmental laws and regulations; volatility of mortgage interest rates; the unavailability of mortgage financing; the occurrence of severe weather or natural disasters; risks related to future growth through strategic investments, joint ventures, partnerships and/or acquisitions; the inability to obtain suitable bonding for the development of housing projects; difficulty in obtaining sufficient capital; the occurrence of a major health and safety incident; poor relations with the residents of our communities; information technology failures and data security breaches; product liability claims, litigation and warranty claims; our debt and related service obligations; required accounting changes; an inability to maintain effective internal control over financial reporting; and other risks and uncertainties inherent in our business. Additional factors that could cause actual results to differ from those anticipated are discussed in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by Green Brick, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this press release, and Green Brick undertakes no obligation to update any forward-looking statement to reflect events or circumstances after such date.

Contact: Richard A. Costello
Chief Financial Officer
(469) 573-6755